Exhibit 5.1

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 United States of America T: +1 212 506 2500 F: +1 212 262 1910 mayerbrown.com
March 24, 2025
Ally Auto Assets LLC Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

Re:	Ally Auto Assets LLC

Registration Statement on Form SF-3 (No. 333- )

Ladies and Gentlemen:

We have acted as special counsel to Ally Auto Assets LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company of asset-backed notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, a “Trust”) to be formed by the Company pursuant to a trust agreement (each, as amended and restated, a “Trust Agreement”) between the Company and a trustee. For each series, the Notes will be issued pursuant to an indenture (the “Indenture”) between the related Trust, as issuer, and a financial institution acting as indenture trustee (the “Indenture Trustee”).

In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes, and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion letter, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Pooling Agreement, the form of Trust Agreement, the form of Trust Sale Agreement, the form of Servicing Agreement, the form of Custodian Agreement, the form of Administration Agreement, the form of Asset Representations Review Agreement and the form of Securities Account Control Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the related Trust and authenticated by the related Indenture Trustee, and sold by (or at the direction of) the Company and (c) payment

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership which operates in temporary association with Hong Kong partnership Johnson Stokes & Master)

and Tauil & Chequer Advogados (a Brazilian law partnership).

MAYER BROWN LLP

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of the agreed consideration for such Notes shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Notes and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

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MAYER BROWN LLP

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Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the Delaware Statutory Trust Act. We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP